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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 21, 2000


                              Greater Bay Bancorp
             (Exact name of registrant as specified in its charter)



        California                               77-0387041
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                    identification number)


                       Commission file number:  0-25034


                            2860 West Bayshore Road
                          Palo Alto, California 94303
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (650) 813-8200



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Item 5.  Other Events.

      On March 21, 2000, Greater Bay Bancorp (the "Registrant") entered into an Agreement and Plan of Reorganization with Bank of Petaluma ("BOP") and DKSS Corp. ("Newco") providing for the merger of Newco with and into BOP (the "Merger"), subject to the terms and conditions therein, including the receipt of all required regulatory approvals and the approval of the shareholders of BOP. As a result of the Merger, BOP will become a wholly owned subsidiary of the Registrant.

Item 7.  Financial Statements and Exhibits.

Exhibits
--------

2 Agreement and Plan of Reorganization, dated as of March 21, 2000, by and among Greater Bay Bancorp, Bank of Petaluma and DKSS Corp.

99.1  Press Release dated March 21, 2000

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Greater Bay Bancorp
                                (Registrant)



Dated: March 22, 2000           By:      /s/ Linda M. Iannone
                                         --------------------
                                         Linda M. Iannone
                                         Senior Vice President and General
                                         Counsel

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                                 Exhibit Index
                                 -------------

2 Agreement and Plan of Reorganization, dated as of March 21, 2000 by and among Greater Bay Bancorp, Bank of Petaluma and DKSS Corp.

99.1 Press Release dated March 21, 2000